AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is made and entered into effective as of May 30, 2014, by and among EC Company, an Oregon corporation (“Purchaser”), WPCS INTERNATIONAL – SEATTLE, inc., a Washington corporation (“WPCS-Seattle”), and WPCS INTERNATIONAL INCORPORATED (“WPCS”), a Delaware corporation (WPCS-Seattle and WPCS are collectively referred to as the “Sellers” and each individually as a “Seller”). Sellers and Purchaser are collectively referred to herein as the “Parties”.

RECITALS

A. The Parties entered into that certain Asset Purchase Agreement dated March 31, 2014 (the “Agreement”), pursuant to which Purchaser desires to purchase from the Sellers, and the Sellers desire to sell and transfer to Purchaser, the assets of the Sellers relating to the Business, other than the Excluded Assets upon the terms and conditions contained in the Agreement. Any capitalized term not otherwise defined herein shall have the meaning given under the Agreement.

B. The Parties desire to extend the date that the Agreement may be terminated if the Closing Date has not occurred to September 30, 2014.

C. The Parties desire to amend the Agreement to provide for a Purchase Price reduction in the event that the Closing Date has not occurred on or before July 31, 2014.

AGREEMENT

NOW THEREFORE, in consideration of the covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members covenant and agree as follows:

1.                  Amendment.

(a)	A new Section 2.8 is added to the Agreement as follows:

“2.8 Purchase Price Reduction. In the event that the Closing Date occurs on or after August 1, 2014 through no fault of the Purchaser, the Purchase Price (as calculated under Section 2.4(a) above) shall be decreased by ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the “Purchase Price Reduction”).”

(b)	A new Section 8.17 is added to the Agreement as follows:

“8.17 Due Diligence – Closing Date After May 31, 2014. Notwithstanding anything to the contrary under Section 8.14 above, in the event that the Closing Date occurs on or after June 1, 2014, Purchaser shall have concluded, in its sole and absolute discretion, that the Business, Purchased Assets, Assumed Contracts, results of operation or condition (financial or otherwise) of the Sellers meet all of Purchaser’s requirements and are in all respects satisfactory to Purchaser.”

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(c)                Section 10.1(d) of the Agreement is amended and restated in its entirety as follows:

“(d) By any Party hereto in writing, if the Closing Date has not occurred by September 30, 2014, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein.”

2.                  Other Provisions. The provisions of the Agreement that are not amended or deleted by this Amendment remain unchanged and in full force and effect.

3.                  Signatures. This Amendment may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first set forth above.

PURCHASER:	EC COMPANY By: /s/ Joel Scroggy Name: Joel Scroggy Title: Chief Financial Officer
SELLERS:	WPCS INTERNATIONAL – SEATTLE, INC. By: /s/ Joseph Heater Name: Joseph Heater Title: Chief Financial Officer
WPCS INTERNATIONAL INCORPORATED By: /s/ Joseph Heater Name: Joseph Heater Title: Chief Financial Officer

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